Exhibit 99.1

Contact:	Tricia J. Richardson Novavax, Inc. 1 240-268-2031
NOVAVAX PRESENTS FAVORABLE RESULTS FROM PHASE I/IIa PANDEMIC
INFLUENZA VACCINE PROGRAM AT WORLD HEALTH ORGANIZATION
CONFERENCE
VLP Vaccine—Coupled with Innovative Manufacturing—Has Potential to Address Gaps in Global Pandemic
Preparedness
ROCKVILLE, MD (February 17, 2009) – At the 5th World Health Organization Meeting on Evaluation of Pandemic Influenza Prototype Vaccines in Clinical Trials, Novavax, Inc. (NASDAQ: NVAX) announced favorable results from the second stage of the Phase I/IIa human clinical trial of its pandemic influenza virus-like particle (VLP) vaccine candidate. The vaccine, which does not contain an adjuvant, induced robust hemagglutination inhibition (HAI) responses, which have been shown to be important for protection against influenza disease. Novavax’s VLP candidate is directed against the H5N1 A/Indonesia/05/2005 avian influenza strain. This strain of avian influenza emerged in humans in Indonesia in 2005 and has caused 135 documented cases, 81% of which have been fatal. 1
In this study, the vaccine demonstrated strong HAI antibody titers against the H5N1 A/Indonesia strain. The study evaluated individuals from 18 to 40 years of age who received two injections of 15 micrograms (mcg), 45 mcg, or 90 mcg of vaccine or a placebo. The HAI titers to the vaccine strain increased with increasing doses. In the 90 mcg group, 63.6% of subjects achieved a four-fold or greater rise in HAI titers when compared to baseline and titers of at least forty (i.e., >1:40). All subjects tested negative for antibodies to the H5N1 A/Indonesia strain before vaccination and no responses were observed among individuals who received a placebo. Novavax’s proprietary VLPs contain the surface proteins (hemagglutinin [HA] and neuraminidase [NA]) and matrix protein (M1) of the H5N1 A/Indonesia strain. Additional immunological responses induced by the other components of the vaccine are being evaluated, including responses against the NA and M1 proteins.
“Strong HAI titers combined with a high yielding manufacturing process presents a promising approach to creating an unadjucanted H%N1 vaccine”, said Rahul Singhvi, CEO. Although the safety data are still blinded, there have been no serious adverse events reported. An independent, external Data and Safety Monitoring Board reviewed the safety data early in the study, including data among subjects who had received two injections of the 90 mcg dose, and fully supported study continuation.

[1]	World Health Organization. “Cumulative Number of Confirmed Human Cases of Avian Influenza A/(H5N1) Reported to WHO.” http://www.who.int/csr/disease/avian_influenza/country/cases_table_2008_06_19/en /index.html. Accessed on August 21, 2008.

VLPs are recombinant structures that mimic the size and shape of the virus but lack genetic material and are therefore incapable of replication. Because they resemble actual infectious particles, presenting proteins in the same conformation as the wild-type virus, they are able to induce a potent immune response. The HA and NA are included to induce neutralizing antibody responses to prevent infection and spread of the virus down the respiratory tract into the lungs, whereas the M1 may induce cell-mediated immune responses that provide protection against drifted (i.e., mutated) strains.
Addressing the Gaps in the System
“These data, coupled with the strong neutralizing antibody titer data from this study disclosed last year, demonstrate that the Novavax recombinant VLP vaccine is a valid and potent approach against pandemic influenza. This vaccine and our innovative manufacturing approach have the potential to address an unmet need in pandemic influenza preparedness efforts being planned by health authorities around the world,” said Dr. Rahul Singhvi, President and CEO of Novavax.
Novavax’s manufacturing process makes it possible to potentially produce and distribute a vaccine matched to a pandemic strain in time to interrupt and/or halt a pandemic. Novavax’s influenza VLPs are produced in insect cell culture, utilizing a manufacturing process that consists of disposable, ready-to-use equipment. Current yields are more than 20 times higher than that of traditional egg-based or mammalian cell culture manufacturing. Because the Novavax process involves recombinant technology and does not require a live influenza virus, vaccine can be manufactured within 10 to 12 weeks of identification of a pandemic strain, approximately 50% of the time duration required to manufacture egg-based vaccines. As a key commercialization initiative, Novavax is collaborating with GE Healthcare, a unit of General Electric Company (NYSE: GE), to develop processes using disposable systems as its manufacturing approach. This manufacturing approach permits rapid commissioning at a fraction of the cost of traditional, egg-based manufacturing facilities. Novavax’s VLP vaccine, combined with this manufacturing approach may be an effective and affordable component of a pandemic solution for countries that do not currently have in-border pandemic vaccine production.
Support for VLP Seasonal Influenza Vaccine Candidate
Novavax has a seasonal influenza VLP vaccine candidate in Phase II clinical trials as well. As previously announced, this vaccine candidate also induced strong HAI titers against strains that cause annual epidemics of influenza each year (H3N2, H1N1, and B). Seasonal influenza causes over 500,000 deaths worldwide and over 36,000 deaths in the U.S. each year, most of which occur in adults 65 years of age and older, a population in which currently licensed vaccines have only modest efficacy. While current seasonal vaccines consist almost entirely of HA, similar to the pandemic VLP vaccine, Novavax’s seasonal influenza VLP contains HA, NA, and M1 with the potential of inducing neutralizing antibody to prevent infection and reduce the severity of influenza illnesses and pneumonia. Further studies in healthy young adults and adults 65 years of age and older are scheduled to begin later this year.
About Novavax
Novavax, Inc. is a clinical-stage biotechnology company, creating novel vaccines to address a broad range of infectious diseases worldwide using advanced proprietary virus-like particle (VLP) technology. The Company produces these VLP-based, potent, recombinant vaccines utilizing new and efficient manufacturing approaches. Additional information about Novavax is available at www.novavax.com and in the Company’s various filings with the Securities and Exchange Commission.

Forward Looking Statement
Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding clinical developments, safety, efficacy and potency of our vaccines, and supply availability are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by Novavax to secure and maintain relationships with collaborators; risks relating to the early stage of Novavax’s product candidates under development; uncertainties relating to commencing clinical trials and their outcome; risks relating to the supply and commercialization, if any, of Novavax’s proposed product candidates; dependence on the efforts of third parties; dependence on intellectual property; competition for clinical resources and patient enrolment from drug candidates in development by other companies with greater resources and visibility, and risks that we may lack the financial resources and access to capital to fund our operations. Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at http://www.sec.gov. These forward-looking statements speak only as of the date of this press release, and Novavax assumes no duty to update forward-looking statements.
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